Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is made as of the 29th day of June, 2012, by and between COMPUTER SOFTWARE INNOVATIONS, INC. (“Lessee”) and EDGE DEVELOPMENTS, LLC, (“Lessor”).

WHEREAS, Lessee and Lessor are parties to that certain Lease Agreement dated March 23, 2010 (the “Original Lease”), pursuant to which Lessee leases from Lessor and Lessor leases to Lessee premises, consisting of approximately 30,000 rentable square feet (“Premises”) in the building located at 903 A East Main Street, Easley, South Carolina 29640 (“Building”). Collectively, the Original Lease, is referred to as the “Commercial Lease Agreement”; and the Commercial Lease Agreement and this Second Amendment are referred to as the “Lease”.

WHEREAS, Lessor and Lessee now desire to amend the Commercial Lease Agreement, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, covenant and agree as follows.

1. Definitions; Recitals. Any capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the Commercial Lease Agreement. The above recitals are true and correct and arc hereby incorporated into this Second Amendment as if set forth herein at length.

2. Extension of Term. The Term of the Lease, as set forth in Section 2 of the Commercial Lease Agreement is hereby extended for approximately (2) two years and shall commence on July 1, 2012 and expire on June 30, 2014. This shall now be referred to as the “Second Extension” and the Premises will be received by Lessee in as-is condition during the Second Extension. A grace period of 30 days will be given to Lessee for notification of exercising an option to discontinue the remainder of Second Amendment from July 1-July 30, 2013 (“Out Clause”). If Lessee does not notify the Lessor in writing of exercising the Out Clause, the Second Amendment will remain as executed upon date of original signature. If Lessee does notify the Lessee of exercising the Out Clause, Lessee agrees to pay the rate listed in Section 3 for 90 days from the date of written notification to the Lessor (“Transition Period”). Both Lessee and Lessor agree the time frame of the transition period will allow a smooth transition of business arrangements and full cooperation by both parties will be understood.

3. Annual Rent. During the Second Extension, Lessee shall pay “annual rent” (as such term is defined in Section 3 of the Commercial Lease Agreement) monthly on the first day of each month to Lessor at 3504 Hwy 153, Suite 201, Greenville, SC 29611 (or such other address as Lessor may designate in writing from time to time). Annual rent shall be as follows for the Second Extension:

Period	Per Square Foot	Annual	Monthly
July 1, 2012 – June 30, 2013	$2.64	79,200.00	$6,600.00
July 1, 2013 – June 30, 2014	$2.69	80,700.00	$6,725.00

For purposes of clarity, during the Second Extension, the annual rent shall not be subject to adjustment until the completion of the Second Extension term as set forth herein.

4. Improvements. In exchange for the negotiated annual rent and timeframe of the second amendment, Lessor and Lessee agrees to split the cost of repairing exhaust fans in the facility within a reasonable time, not to exceed 45 days, following the execution of this second amendment. Additional service for gas connection to the building for winter heat or any additional utility or service will be at the option and expense of the Lessee.

5. Brokers. Lessee represents and warrants to Lessor that Lessee has dealt with no broker, agent or other intermediary in connection with this Second Amendment and that no broker, agent or other intermediary negotiated this Second Amendment. Lessee agrees to indemnify, defend and hold Lessor and its partners, members, employees, agents, and affiliates, harmless from and against any claims made by any broker, agent or other intermediary, with respect to a claim for broker’s commission or fee or similar compensation brought by any person in connection with this Second Amendment, provided that Lessor has not in fact retained such broker, agent or other intermediary.

6. Conflict. Any inconsistencies or conflicts between the terms and provisions of the Commercial Lease Agreement and the terms and provisions of this Second Amendment shall be resolved in favor of the terms and provisions of this Second Amendment.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date and year first above written.

LESSOR:
EDGE DEVELOPMENTS, LLC

J. F. Adams	6/29/2012
Lessor	Date

Signed in the presence of:

Rebecca L. Adams	By:
Witness Name: Rebecca L. Adams
Title: VP

LESSEE:
COMPUTER SOFTWARE INNOVATIONS, INC.

/s/ David B. Dechant, CFO	6/29/2012
Lessor	Date

Signed in the presence of:

/s/ Wendy S. Metcalf	By:
Witness Name: Wendy S. Metcalf
Title: Executive Assistant